UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2020 (August 25, 2020)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2020, Nanophase Technologies Corporation, through its wholly owned subsidiary Solésence, LLC (“Solésence”) entered into an amendment #1 (the “Amendment”) to the Amended and Restated Joint Development and Supply Agreement, dated May 15, 2018 (the “Agreement”), between Solésence and Colorescience Inc. Pursuant to the Amendment, the parties agreed, among other things, to amend certain provisions regarding minimum order quantities in connection with exclusivity. This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment #1, dated August 25, 2020, to the Amended and Restated Joint Development and Supply Agreement, dated May 15, 2018, between Solésence, LLC and Colorescience Inc. (portions of the exhibit have been omitted in reliance on Item 601(b)(ii) of Reg S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2020

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ JESS JANKOWSKI
Name: Jess Jankowski
Title: Chief Executive Officer